UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Medialink Worldwide Incorporated
(Name of Registrant as Specified In Its Charter)

n/a
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

MEDIALINK WORLDWIDE INCORPORATED
708 THIRD AVENUE
NEW YORK, NEW YORK 10017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 7, 2007

To Medialink Worldwide Incorporated Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Medialink Worldwide Incorporated (the "Company") will be held on June 7, 2007, at 9:30 a.m., Eastern Standard Time, at Medialink Worldwide Incorporated, 708 Third Avenue, New York, NY 10017 (the "Meeting"), for the following purposes, all as more fully described in the accompanying Proxy Statement:

1.
To elect four directors, of whom three are to serve for a three-year term expiring at the annual meeting in 2010 and one is to serve a two-year term expiring at the annual meeting in 2009, and until their successors are appointed or elected and qualified;

2.	To amend the Company’s Amended and Restated Stock Option Plan to increase by 600,000 the number of shares of Common Stock reserved for issuance thereunder;

3.	To amend the Company’s 1996 Directors Stock Option Plan to increase by 150,000 the number of shares of Common Stock reserved for issuance thereunder;

4.	To ratify the appointment of KPMG LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2007; and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 23, 2007, will be entitled to receive notice of and to vote at the meeting. A complete list of stockholders entitled to vote at the Meeting will be maintained at the offices of the Company for a period of at least ten days prior to the Meeting.

Whether or not you expect to attend the Meeting, we urge you to read the accompanying Proxy Statement and then complete, sign, date, and return the proxy card in the accompanying envelope as soon as possible so that your shares may be represented at the Meeting.

By Order of the Board of Directors,

KENNETH G. TOROSIAN
Chief Financial Officer and Secretary

Dated: April 30, 2007

MEDIALINK WORLDWIDE INCORPORATED
708 THIRD AVENUE
NEW YORK, NEW YORK 10017

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held on June 7, 2007

This Proxy Statement is furnished to stockholders of Medialink Worldwide Incorporated, a Delaware corporation (the "Company" or "Medialink"), in connection with the solicitation by the Board of Directors of the Company of proxies for use at its Annual Meeting of Stockholders and any adjournments thereof (the "Meeting"). The Meeting is scheduled to be held on June 7, 2007, at 9:30 a.m., Eastern Standard Time, at Medialink Worldwide Incorporated, 708 Third Avenue, New York, NY 10017.

INTRODUCTION

The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company in connection with the Meeting to be held at Medialink Worldwide Incorporated, 708 Third Avenue, 8th floor, New York, NY 10017, on June 7, 2007 at 9:30 a.m., Eastern Daylight Time, or any adjournment or adjournments thereof. This Proxy Statement and the accompanying proxy will first be sent to stockholders on or about April 30, 2007.

At the Meeting, stockholders will be asked to vote upon: (1) the election of four directors, three of whom are to serve three-year terms, expiring at the 2010 annual meeting; and one of whom will serve a two-year term, expiring at the 2009 annual meeting; (2) the amendment of the Company’s Amended and Restated Stock Option Plan to increase by 600,000 the number of shares of Common Stock reserved for issuance thereunder; (3) the amendment of the Company’s 1996 Directors Stock Option Plan to increase by 150,000 the number of shares of Common Stock reserved for issuance thereunder; (4) the ratification of the Company's Independent Registered Public Accounting Firm; and (5) such other business as may properly come before the Meeting and at any adjournments thereof.

Each proxy executed and returned by a stockholder may be revoked at any time thereafter by written revocation, by execution of a written proxy bearing a later date or by attending the Meeting and voting in person. No such revocation will be effective, however, with respect to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. Where instructions are indicated, proxies will be voted in accordance therewith. Where no instructions are indicated, proxies will be voted for the election of the nominees for director set forth herein and for the other proposals.

The Board of Directors has fixed April 23, 2007, as the record date (the "Record Date") for the purpose of determining the stockholders entitled to notice of and to vote at the Meeting. As of such date, there were issued and outstanding and entitled to vote 6,405,509 shares of Common Stock, each such share being entitled to one vote on each matter properly brought before the Meeting. A quorum of the stockholders, present in person or by proxy, consists of the holders of a majority of the outstanding shares.

The cost of solicitation of proxies will be borne by the Company. The Board of Directors may use the services of the individual directors, officers and other regular employees of the Company to solicit proxies personally or by telephone or facsimile and may request brokers, fiduciaries, custodians, and nominees to send proxies, Proxy Statements, and other material to their principals and reimburse them for their out-of-pocket expenses.

PROPOSAL 1: ELECTION OF DIRECTORS

The Company's Amended and Restated Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors with staggered three-year terms. The Board currently consists of nine persons in three classes, one class consisting of two directors, one class consisting of four directors, and one class consisting of three directors. The class whose term of office expires at the Meeting currently consists of four directors. Three of the directors elected to this class, Bruce E. Bishop, John M. Greening, and Catherine Lugbauer will serve for a term of three years, expiring at the 2010 annual meeting of stockholders and until their successors have been duly appointed or elected and qualified. The fourth director elected to this class, Theodore Wm. Tashlik, will serve for a term of two years, expiring at the 2009 annual meeting of stockholders and until his successor has been duly appointed or elected and qualified. The nominees listed below are currently directors of the Company, and all nominees have agreed to serve as directors if elected. Each of the nominees for election at the Meeting, other than Mr. Tashlik, are independent in accordance with the independence requirements of the The Nasdaq National Market, Inc. (“Nasdaq”) listing standards.

Unless a contrary direction is indicated, it is intended that proxies received will be voted for the election of directors of the four nominees, in each case until his or her successor is appointed or elected and qualified. In the event any nominee for director declines or is unable to serve, the proxies may be voted for a substitute nominee selected by the Board of Directors. The Board of Directors expects that each nominee named will serve if elected. If you wish to withhold authority to vote for any nominee, you can do so by following the directions set forth on the form of proxy solicited by our Board of Directors.

The Board of Directors Recommends a Vote FOR All Four Nominees.

Nominees for director for three-year term ending in 2010:

Name	Position with the Company or Principal Occupation	Director Since

Bruce E. Bishop	Chief Financial Officer of Text 100	2004

John M. Greening.	Associate Professor at The Medill Graduate Program	2003

Catherine Lugbauer	President of The Lugbauer Group	2002

Nominee for director for two-year term ending in 2009:

Theodore Wm. Tashlik.	Member of Tashlik, Kreutzer, Goldwyn & Crandell P.C., a law firm	1992

Continuing director for term ending upon the 2009 annual meeting of stockholders:

Name	Position with the Company or Principal Occupation	Director Since

Douglas S. Knopper	Co-CEO Free Wheel Media, Inc.	2006

James J. O’Neill	Private Financial Consultant	1994

Continuing director for term ending upon the 2008 annual meeting of stockholders:

Name	Position with the Company or Principal Occupation	Director Since

Harold Finelt	Venture Partner of American Research & Development, a private venture	1987
	capital firm

Donald Kimelman	Managing Director, Information and Civic Initiatives, The Pew Charitable Trusts	1987

Laurence Moskowitz.	Chairman of the Board, President and Chief Executive Officer of the Company	1986

Directors

All nominees for election as directors are members of the present Board of Directors. The following table sets forth certain information with respect to the directors of the Company as of April 23, 2007:

Name	Position

Laurence Moskowitz.	Chairman of the Board, President and Chief Executive Officer

Bruce E. Bishop.	Director

Harold Finelt.	Director

John M. Greening.	Director

Donald Kimelman.	Director

Douglas S. Knopper.	Director

Catherine Lugbauer.	Director

James J. O'Neill.	Director

Theodore Wm. Tashlik.	Director

Laurence Moskowitz, 55, the founder of Medialink, has served as Chairman of the Board, President, and Chief Executive Officer of the Company since its inception in 1986. He began his professional career as a reporter for United Press International in Pittsburgh before being promoted to an editor for UPI in Philadelphia. In 1976 Mr. Moskowitz founded Mediawire, a Philadelphia-based regional public relations newswire, which was merged into a British media company in 1985, where he was Vice President until leaving to form Medialink.

Bruce E. Bishop, 46, has served as a director of the Company since 2004. He has been Chief Financial Officer of Text 100, a technology-based public relations company, since September 2005. Prior to that, Mr. Bishop was Chief Financial Officer of the domestic operations of Incepta Group plc, a global marketing and communications company from 1998 to 2005.

Harold Finelt, 46, has served as a director of the Company since 1987. Mr. Finelt joined American Research & Development, a private venture capital firm, as an associate in 1986 and he has been a Vice President, a general partner, and is now a Venture Partner of American Research & Development's venture funds.

John M. Greening, 55, has served as a director of the Company since 2003. Mr. Greening has been an associate professor of The Medill Graduate Program at Northwestern University since 2000. He is a former executive vice president of DDB Needham, a unit of DDB, one of the world’s leading advertising agency networks and a branded network of Omnicom Group (NYSE:OMC), and he held various executive positions from 1975 to 2002.

Douglas S. Knopper, 46, has served as a director of the Company since 2006. In April 2007, Mr. Knopper co-founded Free Wheel Media, Inc., a provider of online video advertising solutions, and serves as its co-CEO. Prior to that, Mr. Knopper was the Chief Executive Officer of Bitpass, Inc., a Silicon Valley provider of digital commerce technology solutions, until its sale in January 2007. Mr. Knopper served as Senior Vice President and General Manager, Ad Management at DoubleClick from 2000 to 2005. Prior to his time at DoubleClick, Mr. Knopper oversaw advertising campaigns at Lowe and Partners, TBWA/Chiat Day, and J. Walter Thompson.

Donald Kimelman, 60, has served as a director of the Company since 1987. From March 1997 to January 2004, Mr. Kimelman was the director of the philanthropic Venture Fund of the Pew Charitable Trusts. He is currently the Trusts’ Managing Director of Information and Civic Initiatives, a post which includes the oversight of the Washington-based Pew Research Center. Mr. Kimelman was with the Philadelphia Inquirer in various capacities from 1981 until 1997. He was the Pennsylvania editor from January 1996, foreign editor from 1994, deputy editor of the editorial page from 1987, Moscow bureau chief from 1983, and national correspondent from 1981. Mr. Kimelman worked for the Annapolis Evening Capital and the Baltimore Sun prior to joining the Philadelphia Inquirer.

Catherine Lugbauer, 59, has served as a director of the Company since 2002. Ms. Lugbauer has been President of The Lugbauer Group, a management consulting firm specializing in client satisfaction since 2003, and was also a partner in Kelly & Lugbauer, a consulting firm that helped corporate public relations functions improve their alignment with their organization’s strategic goals from 2003 to 2005. Prior to that, she was global chief operating officer of Weber Shandwick, a large global public relations firm and a unit of The Interpublic Group of Companies (NYSE: IPG), from 2000 to 2002, and executive vice-president at IPG’s Advanced Marketing Services group from 1999 to 2000, where she was responsible for acquisition and business development strategy. Ms. Lugbauer also served as executive vice president/acquisitions and business development at Weber Public Relations Worldwide from 1997 to 1999 and as executive of the Weber Group, a technology public relations firm from 1994 to 1997. She also has served as general manager of the New York office of Euro-RSCG’s Creamer Dickson Basford from 1981 to 1993. She is a founding member of the Council of Public Relations Firms, the trade association for the U.S. public relations industry, and served as its second chairman. She is an accredited member of PRSA, a past member of the Board of Directors of the Counselors Academy and former chair of PRSA’s Honors and Awards Committee.

James J. O'Neill, 69, has served as a director of the Company since 1994. Mr. O’Neill is an attorney and serves as a private financial consultant and a member of the board of directors of Companion Life Insurance Company. He served as an officer and Senior Vice President of Rothschild Inc., the U.S. office of the Rothschild family, from 1986 to 1995. From 1973 to 1986, he was the Chief Executive Officer of the Committee of Publicly Owned companies and President of its Center for U.S. Capital Markets. Mr. O’Neill served as an officer of the American Stock Exchange from 1966 to 1973 and was previously employed by the U.S. Treasury Department, Comptroller of Currency. In addition, he has served as director of a number of not-for-profit corporations, including the Foreign Policy Association, the American Council of Young Political Leaders and the Fund for American Studies.

Theodore Wm. Tashlik, 67, has served as a director of the Company since 1992. For more than twenty-five years Mr. Tashlik has been a member of the law firm of Tashlik, Kreutzer, Goldwyn & Crandell P.C., which represents the Company in certain matters.

Directors’ Compensation

Directors receive cash compensation in the amount of $2,500 for their services for each regularly scheduled Board meeting attended, are reimbursed for expenses incurred in attending Board meetings, and receive a fee of $500 for attending other informational meetings. Directors also participate in “executive” meetings, without management present, for which no separate fee is earned. All committee members receive a fee of $2,000 per meeting, with the exception of the chairman of the Audit Committee, who receives $2,500 for each Audit Committee meeting and members of the Stock Option Committee, who receive $500 for each Stock Option Committee meeting. Members of the Audit Committee also receive a fee of $500 for participating in informal informational sessions. In addition, under the Company’s 1996 Directors Stock Option Plan, each non-employee director is granted options to purchase 10,000 shares of Common Stock upon initially joining the Board and is granted options to purchase 3,000 shares of Common Stock on the first business day of each subsequent year. In 2006, the Stock Option Committee recommended, and the Board of Directors approved, a grant of 4,400 options to each of Messrs. Finelt and O’Neill and a grant of 14,400 options to each of Messrs. Kimelman and Tashlik in consideration for a like number of out-of-the-money options that expired during the year.

The following table shows the compensation earned by the Company’s non-employee directors for the year ended December 31, 2006.

	Fees Earned or	Option		All Other
	Paid in Cash	Awards (1)		Compensation		Total
Name	($)	($)		($)		($)

Bruce E. Bishop	33,000	2,011	(2)	-		35,011
Harold Finelt	42,000	12,464	(3)	-		54,464
John Greening	20,000	2,011	(2)	16,000	(6)	38,011
Donald Kimelman	25,000	36,221	(4)	-		61,221
Douglas S. Knopper	20,000	7,073	(5)	-		27,073
Catherine Lugbauer	20,000	2,011	(2)	-		22,011
James J. O'Neill	38,000	12,464	(3)	-		50,464
Theodore Wm. Tashlik	20,000	36,221	(4)	-		56,221

(1)	Represents the amount expensed in 2006 in connection with option awards under Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share-Based Payment” (“SFAS No. 123R”).

(2)	Represents compensation expense on award of 3,000 options with grant-date fair value of $6,068.

(3)	Represents compensation expense on awards of 3,000 and 4,400 options with grant-date fair values of $6,068 and $10,453, respectively.

(4)	Represents compensation expense on awards of 3,000 and 14,400 options with grant-date fair values of $6,068 and $34,210, respectively.

(5)	Represents compensation expense on award of 10,000 options with grant-date fair value of $22,322.

(6)	Represents fees earned for consulting services under a Professional Services Agreement that expired in March 2007.

Meetings of the Board of Directors and Committees

During 2006, the Board of Directors held eight meetings, with each director attending at least 75% of the aggregate of the total number of meetings of the Board of Directors and the committees on which the director served. The Company’s non-employee directors held six “executive” meetings, separate from management, which occurred on the same day as certain of the formal Board meetings in 2006. While the Company has no formal policy regarding Board member’s attendance at our Annual Meeting, the Company has scheduled a Board meeting to coincide with the 2007 Annual Meeting. Our 2006 Annual Meeting was attended by 100% of the directors.

Independence of Directors

The Board has determined that the following directors, who constitute a majority of the Board, are independent within the meaning of the Nasdaq listing standards: Bruce E. Bishop, Harold Finelt, John M. Greening, Donald Kimelman, Douglas S. Knopper, Catherine Lugbauer, and James J. O’Neill.

Committees

The Board has four committees: the Audit Committee, the Stock Option Committee, the Compensation Committee and the Nominating Committee, all members of which are independent directors.

Audit Committee. The Audit Committee makes recommendations to the Board of Directors concerning the engagement of an independent registered public accounting firm, reviews with the independent registered public accounting firm the plans and results of the audit engagement, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal controls. In addition, the Audit Committee meets periodically with the independent registered public accounting firm and representatives of management to review accounting activities, financial controls, and financial reporting matters. The Audit Committee, which is comprised of Messrs. Bruce E. Bishop, Harold Finelt, and James J. O'Neill, held seven meetings during 2006. All of the members of the Audit Committee are “independent” as defined under rules promulgated by the National Association of Securities Dealers’ listing standards. Mr. Finelt is the chairman of the Audit Committee and is the financial expert serving on the Audit Committee. Mr. Bishop, who is also a financial expert, acted as interim chairman of the Audit Committee for the period September 2005 through March 2006.

Stock Option Committee. The Stock Option Committee is responsible for administering the Company's stock option plans. The Stock Option Committee, which is comprised of Messrs. Finelt, Kimelman and O’Neill, held three meetings during 2006.

Compensation Committee. The Compensation Committee is responsible for establishing salaries, bonuses, and other compensation for the Company's officers. The Compensation Committee, which is comprised of Messrs. Finelt, Kimelman, and O’Neill, held three meetings during 2006.

Compensation Committee Interlocks and Insider Participation. No member of the Board’s Compensation Committee has served as one of the Company’s officers or employees at any time. None of the Company’s executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of the Company’s Board of Directors. None of the Company’s executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of the Company’s Compensation Committee.

Nominating Committee. The Nominating Committee is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at the Annual Meeting of Stockholders in accordance with the Nominating Committee’s charter, a copy of which is included as Appendix A herein. Established in February 2004, the Nominating Committee is comprised of Ms. Lugbauer and Mr. Greening. During 2006, the Nominating Committee met with the Board in approving the appointment of a director in January 2006 and had no objection to those directors who stood for re-election at the Company’s 2006 Annual Meeting of Stockholders. All members of the Nominating Committee are non-employee directors who are “independent” as defined under the rules promulgated by the National Association of Securities Dealers’ listing standards. The Company will provide a copy of the Nominating Committee charter without charge to any stockholder who makes a written request to Kenneth G. Torosian, the Company’s Chief Financial Officer and Secretary, at the address of the Company set forth on the first page of this Proxy Statement.

In evaluating the suitability of individuals for Board membership, the Nominating Committee takes into account many factors, including whether the individual meets the requirements for independence; the individual’s general understanding of the various disciplines relevant to the success of a publicly-traded company in today’s global business environment; the individual’s understanding of the Company’s business and markets; the individual’s professional expertise and educational background; and other factors that promote diversity of views and experience. The Nominating Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Nominating Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. The Nominating Committee has not established any specific minimum qualification standards for nominees to the Board, although from time to time the Nominating Committee may identify certain skills or attributes, such as financial experience and global business experience, as being particularly desirable to help meet specific Board needs that have arisen. The Nominating Committee does not distinguish between nominees recommended by stockholders and other nominees.

In identifying potential candidates for Board membership, the Nominating Committee relies on suggestions and recommendations from the Board, stockholders, management and others. Stockholders wishing to suggest candidates to the Nominating Committee for consideration as directors must submit a written notice to the Company’s secretary, Kenneth G. Torosian, at the address set forth on the first page of this Proxy Statement, who will provide it to the Nominating Committee. The Company’s By-Laws set forth the procedures a stockholder must follow to nominate directors.

It is proposed that three directors, who are non-employee directors, be re-elected to hold office until the 2010 Annual Meeting of Stockholders and until their successors have been appointed or elected, and one director, who is a non-employee director, be re-elected to hold office until the 2009 Annual Meeting of Stockholders and until his successor has been appointed or elected. The Nominating Committee has recommended to the Board, and the Board has approved, the persons named and, unless otherwise marked, a proxy will be voted for such persons.

Corporate Governance

The Company is committed to principles of sound corporate governance. During the past year the Company has reviewed its corporate governance practices in light of the Sarbanes-Oxley Act of 2002 and changes in the rules and regulations of the Securities and Exchange Commission (“SEC”) and the Nasdaq listing standards. Sound corporate governance is essential to running the Company’s business effectively and to maintaining the Company’s reputation of integrity in the marketplace. A majority of the Company’s Board of Directors consist of independent directors. To qualify as independent, a director must meet the independence standards set out by the SEC, the Nasdaq and any other applicable regulatory body, and the Board of Directors must affirmatively determine that a director has no material relationship with the Company, other than as a director.

Policies on Code of Ethics

The members of the Board of Directors, officers and employees of the Company, including without limitation, executive and senior personnel, are required to comply with a Code of Ethics (the “Code”). The Code is intended to be a standard and tool against which to measure their actions and to help such individuals to recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty and accountability. The Code covers areas of professional conduct, including conflicts of interest, unfair or unethical use of corporate opportunities, strict maintenance of confidential information, compliance with all applicable laws and regulations and oversight of ethics and compliance by employees of the Company.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code. The Sarbanes-Oxley Act of 2002 requires audit committees to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company has such procedures in place.

The full text of the Code for members of the Board of Directors, officers and employees is available on the Company’s website (www.medialink.com) or can be provided upon written request without charge. The request must be addressed to the attention of Kenneth G. Torosian, Secretary, at the address of the Company set forth on the first page of this Proxy Statement.

Communications with Directors

A stockholder may communicate with the directors of the Company and the Board’s Committees by sending an e-mail to IR@medialink.com. A stockholder may also write to any of the directors c/o Mary Buhay, Senior Vice President - Corporate Communications at Medialink Worldwide Incorporated, 708 Third Avenue, New York, NY 10017.

Communications are distributed to the Board, or to any individual Director or Directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as: spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provisions that any communication that is filtered out must be made available to any outside Director upon request.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, and the rules issued thereunder, the Company's directors, executive officers and persons holding more than 10% of the Company's outstanding Common Stock are required to file with the SEC and the National Association of Securities Dealers, Inc. reports of ownership and changes in ownership of common stock and other equity securities of the Company. Based solely on the Company's review of copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during fiscal 2006, all of its executive officers, directors and persons holding more than 10% of the Company's outstanding Common Stock complied with the requirements of Section 16(a), except for Messrs. Laurence Moskowitz, Lawrence Thomas, and Kenneth Torosian, who were each late in filing one report for one transaction.

Certain Relationships and Related Transactions

Since the beginning of the Company’s last fiscal year, there has not been nor is there currently proposed any transaction or series of transactions to which the Company was or is to be a party in which the amount exceeds $120,000 and in which any director, executive officer, holder of more than 5% of the Common Stock of the Company or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than the transactions described below.

Tashlik, Kreutzer, Goldwyn & Crandell P.C. (“TKG&C”) received $417,139 in legal fees and disbursements for services performed for the Company and its subsidiaries during the Company’s year ended December 31, 2006. Mr. Theodore Wm. Tashlik, a member of such firm, is a director of the Company. TKG&C has acted as legal counsel to the Company for over fifteen years.

The Company has entered into indemnification agreements with each of its directors and executive officers. Such indemnification agreements require the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 23, 2007 by (i) each executive officer, identified in the Summary Compensation Table below; (ii) each director and nominee for director; (iii) all executive officers and directors as a group; and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock.

	Shares of Common Stock
	Beneficially Owned as of
	April 23, 2007(1)
	Number of	Percent of
Executive Officers, Directors and 5% Stockholders	Shares	Class

Laurence Moskowitz (2)	471,789	7.25%

Lawrence Thomas (3)	15,000	*

Kenneth G. Torosian (4)	7,000	*

William McCarren (5)	43,614	*

Bruce E. Bishop (6)	13,000	*

Harold Finelt (7)	104,624	1.63%

John M. Greening (8)	19,000	*

Donald Kimelman (9)	64,400	*

Douglas S. Knopper (10)	3,333	*

Catherine Lugbauer (11)	19,000	*

James J. O'Neill (12)	33,400	*

Theodore Wm. Tashlik (13)	98,321	1.53%

All Named Executive Officers and Directors as a Group (12 Persons) (14)	892,481	13.26%

Others (15):

Pequot Capital Management, Inc.
500 Nyala Farm Road
Westport, CT 06880	695,082	10.85%

FMR Corp
82 Devonshire Street
Boston, Massachusetts 02109	602,200	9.40%

Dimensional Fund Advisors LP
1299 Ocean Ave. - 11th Floor
Santa Monica, CA 90401	468,072	7.31%

Gotham Holdings, LP
520 Madison Ave. - 1st Floor
New York, NY 10022	465,201	7.26%

AMH Equity LLC
Leviticus Partners LP
Parameter Partners LLC
30 Park Avenue, Suite 12F
New York, NY 10016	333,000	5.20%

*
Represents less than 1% of the outstanding shares of Common Stock including shares issuable to such beneficial owner under options which are presently exercisable or will become exercisable within 60 days.

(Footnotes continued from previous page)

(1)	Unless otherwise indicated, each person has sole voting and investment power with respect to the shares shown as beneficially owned by such person.

(2)	Includes 101,600 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 23, 2007.

(3)	Includes 12,000 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 23, 2007.

(4)	Includes 4,000 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 23, 2007.

(5)	Includes 11,250 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 23, 2007.

(6)	Includes 13,000 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 23, 2007.

(7)	Includes 31,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 23, 2007.

(8)	Includes 16,000 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 23, 2007.

(9)	Includes 41,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 23, 2007.

(10)	Includes 3,333 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 23, 2007.

(11)	Includes 19,000 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 23, 2007.

(12)	Includes 31,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 23, 2007.

(13)	Includes 41,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 23, 2007.

(14)	Includes 325,783 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 23, 2007.

(15)	Based on Schedules 13D and 13G filed with the Securities and Exchange Commission.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Objectives

The Compensation Committee has direct responsibility for establishing the compensation and benefit programs for the Company’s executive officers, including those officers’ individual base salaries, annual cash bonus awards, and long-term incentive awards, such as options.

The general philosophy and objectives underlying the Company’s compensation program are to offer its employees competitive compensation based both on the Company’s performance and on the executive’s individual contribution and performance. The Compensation Committee seeks to create compensation programs that will (a) motivate and reward qualified executives for long-term strategic management to improve stockholder value, (b) support a performance-oriented environment that rewards achievement of Company goals designed to be consistent with the interests of stockholders, and (c) attract and retain executives whose abilities are critical to the long term success and competitiveness of the Company.

The Compensation Committee’s compensation philosophy for the executive officers of the Company is guided by the following objectives:

1.
To attract, retain and motivate outstanding executives with strong knowledge of the various operating aspects of our business, and provide compensation competitive with other companies in the Company’s industry.

2.	To make a portion of the compensation of each executive officer contingent upon the meeting of Company financial objectives; and

3.
To provide incentives that balance the need to meet or exceed annual operating plans, the need to provide for long term business and market share growth, and the goal to provide value to the stockholders.

Components of Executive Compensation

The Company, at the direction of the Compensation Committee, periodically benchmarks, reviews, and establishes compensation guidelines. The Compensation Committee determines the components of total compensation that are appropriate for each of the Company’s executive officers. The Compensation Committee does not employ a precise formula to decide how each executive officer is compensated, but takes into consideration for each individual executive officer a variety of factors to determine the appropriate level and mix of compensation such as benchmarking competitive compensation with comparable companies and published employment contracts for comparable positions and industries.

The Company’s executive officers’ compensation programs include the following components:

1.  Base salary;

2.  Annual cash bonus;

3.  Stock option awards;

4.  Retirement and Savings Plans; and

5.  Perquisites and Other Personal Benefits.

Each of these components was designed to be consistent with the compensation philosophy described above. Each of the various components of executive compensation, if applicable, is negotiated at the time of hiring and is established in the employment agreement entered into upon such executive officer commencing employment.

Base Salary

Base salary is the primary reward for the execution of the executives’ job responsibilities and is intended to compensate individuals for (i) their level of responsibility, (ii) the complexity of the tasks associated with their position within the Company, and (iii) the level of the individuals’ performance. In setting base salaries for each executive, the Compensation Committee uses its experience and knowledge and the recommendations of the Company’s Chief Executive Officer. The Compensation Committee also considers external competitive market data, as well as the relevant impact of each executive’s performance on the future growth and success of the Company, the complexity of the Company’s business in which the executive is involved, the overall economic environment, the overall performance of the Company, including the Company’s revenues and profits, and such other factors as the Compensation Committee deems relevant to the particular executive. The Compensation Committee periodically reviews each executive’s base salary, and may consider changes to an executive’s compensation at any time, including any changes required pursuant to an employment agreement.

In 2006, Messrs. Moskowitz, Torosian, and McCarren received increases in their base salary, and Messrs. Moskowitz and Thomas received such increases in January 2007. All such increases represented annual increases for such individuals and were based on the Compensation Committee’s assessment of the individual’s performance and contribution, additional responsibilities, and comparable base salaries in the marketplace.

Annual Cash Bonus

The annual cash bonus is the primary reward for annual results and is provided as an incentive to achieve the Company’s short-term annual financial and strategic goals. The payment of an annual cash bonus reflects the Compensation Committee’s belief that a portion of the annual compensation of executives and other key employees should be contingent upon the financial performance of the Company and other strategic objectives. The Compensation Committee establishes bonus objectives at the beginning of the year for each of the executive officers, with 50% of the bonus contingent on the financial performance of the Company and 50% contingent on other non-quantitative objectives that are established each year to achieve long-term strategic goals. The Compensation Committee assesses three factors in determining the amount of the bonus, if any, attributable to the financial performance of the Company, which are: (1) revenue growth, (2) profitability, and (3) growth in profitability. The total amount of an annual cash bonus for which an executive officer is eligible to earn based on such bonus objectives is determined in accordance with the individual’s employment agreement. The Compensation Committee also has discretion to pay cash bonuses for specific events or transactions not originally contemplated in the bonus objectives established at the beginning of the year.

The Compensation Committee approved cash bonuses for Mr. Thomas and Mr. Torosian of $30,000 and $18,000, respectively, based on an assessment of their having satisfied certain of their long-term strategic bonus objectives for 2006 that were established at the beginning of the year. Such bonuses were paid in 2007.

In September 2006, the Board of Directors approved the sale of U.S. Newswire, the Company’s press release distribution division, to take advantage of favorable market conditions and to generate significant cash proceeds to fund growth in the Company’s remaining businesses. The Compensation Committee exercised its authority to pay discretionary bonuses by approving bonus payments to certain individuals in connection with the sale of U.S. Newswire. The Compensation Committee approved bonuses to employees of U.S. Newswire totaling $133,000 in order to retain these employees through the closing of the transaction. The Compensation Committee also approved cash bonuses for Messrs. Moskowitz, Torosian, and McCarren of $570,050, $200,290, and $342,885, respectively, in connection with the sale of U.S. Newswire. A portion of these transaction-specific bonuses for Messrs. Moskowitz, Torosian, and McCarren was paid in 2006 and a portion was paid in 2007. The bonuses earned by Messrs. Moskowitz and Torosian in connection with the sale of U.S. Newswire also have the effect of increasing the amount of severance or termination payments they may receive if a triggering event were to occur during 2007 (see “Potential Payments on Termination or Change-in-Control”).

Stock Option Awards

Awards of stock options are the primary reward for long-term results and performance. The Stock Option Committee has approved stock option awards to the Company’s executive officers and other employees in order to provide them with incentives to sustain and enhance the Company’s long term performance and focus their attention on managing the Company from the perspective of an owner with an equity stake in the business. In contrast to the annual cash bonus, which rewards the participants for a single year of performance, equity incentive awards are intended to retain and reward the participants when their management of the Company’s performance results in the creation of long term stockholder value.

The Company’s stock option plans permit the granting of incentive stock options, non-qualified stock options, and SARS to employees and directors. To date, only stock options have been issued under these plans. Stock options vest over a period that provides for continuous service from the Company’s executive officers and other key employees, generally a period of four years. The Stock Option Committee grants stock options to the employees of the Company every twelve to twenty-four months, and such grants are made during non-blackout periods subject to the number of shares of the Company’s Common Stock available for grant.

In 2006, the Stock Option Committee approved a grant of 92,400 stock options to Mr. Moskowitz as consideration for a like number of out-of-the-money options that expired during the year. The Stock Option Committee approved a grant of 20,000 stock options to Mr. Thomas in 2006, such grant being made in accordance with Mr. Thomas’ employment agreement. The Stock Option Committee also approved a grant of 20,000, 20,000, and 7,500 stock options to Messrs. Moskowitz, Torosian, and McCarren, respectively, as part of a larger grant of 274,500 stock options to employees of the Company to provide incentive for achieving long-term strategic initiatives.

Retirement and Savings Plans

Employees are eligible to contribute into the Company’s 401(k) plan on a pre-tax basis up to a maximum annual amount that is established each year by the Internal Revenue Service. The Company’s 401(k) plan provides for discretionary matching contributions on the part of the Company. The Company has not made a discretionary contribution for several years due to its recent financial performance. The Company’s 401(k) plan is a qualified plan and is subject to compensation and other limitations imposed by the Internal Revenue Service.

Perquisites and Other Personal Benefits

Executive officers may be eligible for certain other executive perquisites and other personal benefits linked to position levels that are consistent with market practices and our overall compensation program. All of these benefits are reported as taxable income for each participating executive officer. The Company and the Compensation Committee periodically review the levels of perquisites and other personal benefits provided to executive officers. In 2006, Mr. Moskowitz continued to receive an car allowance of $8,400. No other perquisites or other personal benefits were provided to executive officers of the Company in 2006.

Compensation and Stock Option Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion the Compensation Committee recommended that it be included in this proxy statement.

Dated: April 30, 2007	The Compensation Committee:
Harold Finelt
Donald Kimelman
James J. O’Neill

Summary Compensation Table

The following table shows the compensation earned for the year ended December 31, 2006, by the Company’s (i) Principal Executive Officer, (ii) Principal Financial Officer, and (iii) the Company's two other most highly compensated individuals who served as executive officers during 2006 and whose total compensation, exclusive of any non-equity incentive plans, exceeded $100,000.

					All
				Option	Other
		Salary (1)	Bonus	Awards (2)	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)

Laurence Moskowitz	2006	427,001	570,050	43,053	8,400	1,048,504
Chairman of the Board, President,
and Chief Executive Officer
(Principal Executive Officer)

Lawrence A. Thomas	2006	250,000	30,000	8,277	-	288,277
Chief Operating Officer

Kenneth G. Torosian	2006	234,210	218,290	601	-	453,101
Chief Financial Officer and
Secretary
(Principal Financial Officer)

William McCarren (3)	2006	150,000	342,885	226	-	493,111
Vice President

(1)	Base salaries as of January 1, 2007, for Messrs. Moskowitz, Thomas, and Torosian were $444,000, $258,000, and $250,000, respectively.

(2)
Represents the amount expensed in 2006 in connection with option awards under SFAS No. 123R. The assumptions used in the calculation of these amounts are included in Note 14 to consolidated financial statements included in the Company’s 2006 Annual Report on Form 10-K for the year ended December 31, 2006.

(3)	Mr. McCarren ceased serving as an executive officer of the Company in September 2006, and his employment with the Company will terminate in June 2007.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to the options granted during 2006 under the Company’s Amended and Restated Stock Option Plan to each of our executive officers listed in the Summary Compensation Table as shown under the caption “Executive Compensation”. No stock appreciation rights were granted to these individuals during such year.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

Laurence Moskowitz	3/16/2006	92,400	4.13	212,989
	12/15/2006	20,000	4.99	51,650

Lawrence A. Thomas	9/8/2006	20,000	3.00	31,470

Kenneth G. Torosian	12/15/2006	20,000	4.99	51,650

William McCarren	12/15/2006	7,500	4.99	19,369

The Company has entered into an amended and restated employment agreement with Laurence Moskowitz dated as of December 31, 2005. Under the terms of the employment agreement, Mr. Moskowitz is to receive an annual base salary subject to annual increases and a potential annual bonus equal to a minimum of 30% of his base salary subject to attaining certain goals as established by the Compensation Committee of the Company’s Board of Directors. The employment agreement automatically renews December 31 of each year until it is terminated in accordance with its provisions. In the event the Company terminates the employment agreement without Cause, as such term is defined in the employment agreement, Mr. Moskowitz is entitled to receive a severance payment payable over a four-year period equal to 300% of his salary and 155% of his most recent bonus. The employment agreement contains non-compete and non-solicitation provisions that are applicable during its term and extend for a period of one year upon the termination of the agreement, except that such period shall be increased to four years after termination in the event Mr. Moskowitz receives the above-referenced severance payment.

The Company has entered into an employment agreement with Mr. Lawrence A. Thomas, its Chief Operating Officer, dated as of September 9, 2005, pursuant to which Mr. Thomas is to receive an annual base salary. Mr. Thomas is eligible to receive a discretionary bonus of up to 60% of his base salary based on performance for each future year of his employment in accordance with the terms of his employment agreement and as determined by the Compensation Committee of the Company’s Board of Directors. The employment agreement continues in effect until terminated in accordance with its provisions. In the event the Company terminates the employment agreement without Cause, as such term is defined in the employment agreement, Mr. Thomas is entitled to receive a severance payment equal to his annual salary. Mr. Thomas’ agreement contains non-compete and non-solicitation provisions that are applicable during the term and extend for a period of twenty-four months upon the termination of the agreement, except that such period shall be reduced to twelve months in the event Mr. Thomas’ employment is terminated other than for Cause, as defined in the Agreement.

The Company has entered into an employment agreement with Mr. Kenneth G. Torosian, dated as of July 11, 2005, pursuant to which Mr. Torosian is to receive an annual base salary subject to annual increases. In addition, Mr. Torosian is eligible to receive a bonus for each year of his employment in accordance with the terms of his employment agreement and as determined by the Compensation Committee of the Company’s Board of Directors. The employment agreement continues in effect until terminated in accordance with its provisions. In the event the Company terminates the employment agreement without Cause, as such term is defined in the employment agreement, Mr. Torosian is entitled to receive a severance payment equal to his annual salary. Mr. Torosian’s agreement contains non-compete and non-solicitation provisions that are applicable during the term and extend for a period of twenty-four months upon the termination of the agreement, except that such period shall be reduced to twelve months in the event the Company terminates Mr. Torosian’s employment other than for Cause or Mr. Torosian terminates his employment for Good Reason (as such terms are defined in the employment agreement).

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
	Number of Securities Underlying			Option Exercise	Option
	Unexercised Options (#)			Price	Expiration
Name	Exercisable	Unexercisable		($)	Date
Laurence Moskowitz	20,000	-		6.38	3/31/2007
	11,000	-		16.13	3/15/2008
	10,000	-		11.25	3/14/2009
	1,500	-		5.38	10/27/2009
	27,000	-		3.30	5/24/2011
	20,000	-		2.61	1/1/2012
	9,000	6,000	(1)	2.70	9/7/2014
	23,100	69,300	(2)	4.13	3/15/2016
	-	20,000	(3)	4.99	12/14/2016

Lawrence A. Thomas	8,000	12,000	(4)	2.92	9/8/2015
	4,000	16,000	(5)	3.00	9/7/2016

Kenneth G. Torosian	4,000	6,000	(6)	2.90	7/10/2015
	-	20,000	(3)	4.99	12/14/2016

William McCarren	1,250	-		5.38	10/27/2009
	4,000	-		3.30	5/24/2011
	8,000	-		2.61	1/1/2012
	6,000	4,000	(7)	2.70	9/7/2014
	-	7,500	(8)	4.99	12/14/2016

(1)	3,000 of the unexercisable options vest on each of September 8, 2007 and 2008.

(2)	23,100 of the unexercisable options vest on each of March 16, 2008, 2009, and 2010.

(3)	5,000 of the unexercisable options vest on each of December 15, 2007, 2008, 2009, and 2010.

(4)	4,000 of the unexercisable options vest on each of September 9, 2007, 2008, and 2009.

(5)	4,000 of the unexercisable options vest on each of September 8, 2007, 2008, 2009, and 2010.

(6)	2,000 of the unexercisable options vest on each of July 11, 2007, 2008, and 2009.

(7)	2,000 of the unexercisable options vest on each of September 8, 2007 and 2008.

(8)	1,875 of the unexercisable options vest on each of December 15, 2007, 2008, 2009, and 2010.

Potential Payments on Termination or Change-in-Control

Laurence Moskowitz

In accordance with his employment agreement, Mr. Moskowitz is entitled to receive certain salary continuation and severance payments in connection with the termination of his employment. Mr. Moskowitz is not entitled to any future benefits in the event of a termination for Cause (as such term is defined in his employment agreement) or upon his resignation.

In the event that Mr. Moskowitz is terminated without Cause or the Company provides notice of its intention to not renew his employment agreement, Mr. Moskowitz will continue to receive his salary and participate in the Company’s group benefit plans for the remainder of that calendar year. In addition, subject to entering into a separation and release agreement that is satisfactory to the Company, Mr. Moskowitz is entitled to receive severance payments totaling the sum of 300% of his then current salary at the date of termination and 155% of the bonus earned for the most recently completed year. Such total severance amount would be paid over a four-year period, with Mr. Moskowitz receiving 31%, 26%, 23%, and 20% of the total severance in each of the successive four years, respectively. In the event of certain actions taken by the Company’s Board of Directors over the objections of senior management of the Company or certain events occurring, including, but not limited to, a material breach of the employment agreement by the Company, Mr. Moskowitz can terminate his employment agreement and be entitled to the same payments as he is entitled to for a termination without Cause.

In the event of termination upon death, Mr. Moskowitz’ designee or estate will continue to receive his then current salary at the date of termination for a period of eighteen months. In addition, the Company will make payments under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) to continue health benefits coverage for a period of eighteen months on behalf of Mr. Moskowitz’ dependents.

In the event of termination upon disability, Mr. Moskowitz will continue to receive his then current salary at the date of termination and the Company will make payments under COBRA to maintain his health benefits coverage for a period of eighteen months. In addition, Mr. Moskowitz is entitled to receive disability payments based on the sum of 90% of his most recent annual salary plus 50% of his bonus earned for the most recently completed year (the “Disability Base”). The amount of disability payments Mr. Moskowitz will receive for each of the next four calendar years commencing on the January 1 following the date of termination upon disability is equal to 90%, 80%, 70%, and 60%, respectively, of the Disability Base.

In the event of termination of Mr. Moskowitz’ employment for any reason, including voluntary termination by Mr. Moskowitz, during the twenty-four month period following a change in control of the Company, Mr. Moskowitz is entitled to receive severance in an amount equal to three times the sum of his then current salary at the date of termination plus his bonus earned for the most recently completed year. In addition, the Company will continue to pay the cost of health benefits for a period of twelve months, Mr. Moskowitz will continue to receive an auto allowance equal to $8,400 per year, and Mr. Moskowitz will receive outplacement services not to exceed $15,000.

In addition to the above payments, in the event of a termination without Cause or a termination upon death, disability, or a change in control of the Company, all of Mr. Moskowitz’ outstanding unvested stock options will vest immediately.

Lawrence Thomas

In accordance with his employment agreement, Mr. Thomas is entitled to receive certain severance payments in connection with the termination of his employment. Mr. Thomas is not entitled to any future benefits in the event of a termination for Cause (as such term is defined in his employment agreement), upon death, or upon his resignation.

In the event that Mr. Thomas is terminated without Cause, Mr. Thomas is entitled to receive severance payments equal to one year of his then current salary at the date of termination and will continue to participate in the Company’s group health benefits on the same terms as prior to his termination for such one-year period. In the event of certain actions taken by the Company’s Board of Directors including, but not limited to, a material breach of the employment agreement by the Company, Mr. Thomas can terminate his employment agreement and be entitled to the same payments as he is entitled to for a termination without Cause.

In the event of termination upon disability, Mr. Thomas will continue to receive his then current salary at the date of termination and the Company will make payments under COBRA to maintain his health benefits coverage for a period of six months.

In the event of termination of Mr. Thomas’ employment for reasons other than Cause, voluntary termination by Mr. Thomas, or upon death or disability during the twelve-month period following a change in control of the Company, Mr. Thomas is entitled to receive severance in an amount equal to the sum of his then current annual salary at the date of termination plus his bonus earned for the most recently completed year. In addition, Mr. Thomas will continue to participate in the Company’s group health benefits on the same terms as prior to his termination for a one-year period and will receive outplacement services not to exceed $3,000.

In addition to the above payments, in the event of a termination without Cause or a termination upon death, disability, or a change in control of the Company, all of Mr. Thomas’ outstanding unvested stock options will vest immediately.

Kenneth Torosian

In accordance with his employment agreement, Mr. Torosian is entitled to receive certain severance payments in connection with the termination of his employment. Mr. Torosian is not entitled to any future benefits in the event of a termination for Cause (as such term is defined in his employment agreement) or upon his resignation.

In the event that Mr. Torosian is terminated without Cause, Mr. Torosian is entitled to receive severance payments equal to one year of his then current salary at the date of termination and will continue to participate in the Company’s group health benefits on the same terms as prior to his termination for such one-year period.

In the event of termination upon death, Mr. Torosian’s designee or estate will continue to receive his then current salary at the date of termination for a period of six months. In addition, the Company will make payments under COBRA to continue health benefits coverage for a period of six months on behalf of Mr. Torosian’s dependents.

In the event of termination upon disability, Mr. Torosian will continue to receive his then current salary at the date of termination and the Company will make payments under COBRA to maintain his health benefits coverage for a period of six months.

In the event of termination of Mr. Torosian’s employment for reasons other than Cause, voluntary termination by Mr. Torosian, or upon death or disability during the twelve-month period following a change in control of the Company, Mr. Torosian is entitled to receive severance in an amount equal to the sum of his then current annual salary at the date of termination plus his bonus earned for the most recently completed year. In addition, Mr. Torosian will continue to participate in the Company’s group health benefits on the same terms as prior to his termination for a one-year period and will receive outplacement services not to exceed $3,000.

In addition to the above payments, in the event of a termination without Cause or a termination upon death, disability, or a change in control of the Company, all of Mr. Torosian’s outstanding unvested stock options will vest immediately.

Summary Table of Potential Payments on Termination or Change in Control

The following table summarizes the potential severance and related payments for Messrs. Moskowitz, Thomas, and Torosian for each of the identified triggering events. The amounts included in the table are based on current salaries, bonuses earned for the year ended December 31, 2006, and an assumed termination date of December 31, 2006. Payments triggered by a change in control of the Company are made in a lump sum within thirty days of the triggering event. Payments for all other triggering events are made on a semi-monthly basis.

		Accelerated	Continuation of
	Severance	Vesting of	Benefits and
Name and Triggering Event	Payments ($)	Options ($) (1)	Perquisites ($)

Laurence Moskowitz
Cause/Resignation	-	-	-
Without Cause/Contract not renewed	2,546,078	120,436	513
Death	666,000	120,436	2,087
Disability	2,824,875	120,436	2,087
Change in Control	3,252,150	120,436	24,425

Lawrence A. Thomas
Cause/Resignation/Death	-	-	-
Without Cause	258,000	63,120	1,025
Disability	129,000	63,120	696
Change in Control	288,000	63,120	4,025

Kenneth G. Torosian
Cause/Resignation	-	-	-
Without Cause	250,000	18,520	1,025
Death	125,000	18,520	696
Disability	125,000	18,520	696
Change in Control	468,290	18,520	4,025

(1)	The value of accelerated vesting of stock options is based on the intrinsic value of the unvested stock options as of December 31, 2006.

Equity Compensation Plan Information

The following table summarizes certain information as of December 31, 2006, with respect to the Company’s equity compensation plans under which securities of the Company are authorized for issuance.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans
approved by security holders	1,012,790	$5.00	377,572

The Company does not have any equity compensation plans that have not been authorized by its stockholders.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

The Audit Committee of the Board of Directors is comprised of three independent directors. The responsibilities of the Audit Committee are set forth in its written charter, a copy of which is included as Appendix B herein.

The duties of the Audit Committee include oversight of the financial reporting process for the Company through periodic meetings with the Company's independent registered public accounting firm and management of the Company to review accounting, auditing, internal controls and financial reporting matters, compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s independent registered public accounting firm.

During fiscal year 2006 the Audit Committee met six times, four times prior to the release of quarterly earnings information and two times to separately discuss financial reporting matters. The Audit Committee also met informally on one occasion to discuss financial reporting matters. The Company's senior financial management was in attendance at all such meetings and the Company’s independent registered public accounting firm was in attendance at five of these meetings. At four of such formal meetings, the Audit Committee conducted a private session with the independent registered public accounting firm without the presence of management.

The management of the Company is responsible for the preparation and integrity of financial information and related systems of internal controls. The Audit Committee, in carrying out its role, relies upon the Company's senior management, including particularly its senior financial management, to prepare financial statements with integrity and objectivity and in accordance with generally accepted accounting principles and upon the Company's independent registered public accounting firm to review (in the case of quarterly financial statements) or audit (in the case of its annual financial statements), as applicable, such financial statements in accordance with generally accepted auditing standards.

The Audit Committee has reviewed and discussed with senior management the Company's audited financial statements for the fiscal year ended December 31, 2006, included in the Company's 2006 Annual Report to Stockholders. Management has confirmed to the Audit Committee that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with generally accepted accounting principles.

In discharging the Committee's oversight responsibility for the audit process, we have discussed with KPMG LLP ("KPMG"), the Company's independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (“SAS 61”), “Communication with Audit Committees.” SAS 61 requires the Company's independent registered public accounting firm to provide the Audit Committee with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibilities under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant accounting adjustments, (v) any disagreements with management and (vi) any difficulties encountered in performing the audit.

The Committee has obtained from KPMG a letter providing the disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” with respect to any relationship between KPMG and the Company that in their professional judgment may reasonably be thought to bear on independence. KPMG has discussed its independence with the Audit Committee, and has confirmed in its letter to the Audit Committee that, in its professional judgment, it is independent of the Company within the meaning of the United States securities laws.

Based upon the foregoing review and discussions with senior management of the Company, the Audit Committee has recommended to the Company's Board that the financial statements prepared by the Company's management and audited by its independent registered public accounting firm be included in the Company's 2006 Annual Report to Stockholders, and that such financial statements for fiscal 2006 also be included in the Company's Annual Report on Form 10-K, for filing with the United States Securities and Exchange Commission. The Committee also has recommended to the Board the reappointment of KPMG as the Company's outside accounting and audit firm for 2007, and the Board has concurred in such recommendation.

As specified in the Audit Committee charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. These are the responsibilities of the Company's management and its independent registered public accounting firm. In giving its recommendations to the Board, the Audit Committee has relied on (i) management's representations to it that the financial statements prepared by management have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the report of the Company's independent registered public accounting firm with respect to such financial statements.

Each of the members of the Audit Committee is independent as defined under the requirements of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

Presented by the members of the Audit Committee:
Bruce E. Bishop
Harold Finelt
James J. O'Neill

Audit Committee Financial Expert

Medialink’s Board of Directors has determined that Medialink has two Independent Audit Committee financial experts serving on its Audit Committee, Messrs. Harold Finelt and Bruce S. Bishop.

PROPOSAL 2: AMENDMENT TO THE COMPANY’S
AMENDED AND RESTATED STOCK OPTION PLAN TO INCREASE BY 600,000 THE
NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER

At the Meeting, the stockholders will be asked to approve an amendment to the Company’s Amended and Restated Stock Option Plan (the “Plan”) to increase by 600,000 the number of shares of Common Stock reserved for issuance thereunder. There are 1,670,808 shares of the Company’s Common Stock reserved for issuance under the Plan, exclusive of the 600,000 shares subject to stockholder approval at the Meeting. Upon approval of the amendment, 2,270,808 shares of the Company’s Common Stock will be reserved for issuance under the Plan. As of the Record Date, options to purchase an aggregate of 769,340 shares were outstanding and 364,472 shares, exclusive of the 600,000 shares subject to stockholder approval at the Meeting, were available for future grant.

The purpose of the Plan is to advance the interests of the Company and its stockholders by providing officers, key management employees, and other eligible participants with financial incentives tied directly to the Company’s long term business objectives. The increase requested in the Plan is vitally important to the future success of the Company. The Board of Directors believes that it is essential to have the ability to award stock options in order to attract and retain the type of employee it needs in order to remain competitive in the marketplace. At the direction of the Board, the Company is also seeking to hire senior level executives and other key employees for its Teletrax subsidiaries in order to help achieve growth and success in the digital video tracking business. Stock-based compensation will be a significant component of the employment package necessary to attract highly-qualified individuals for these positions.

Since the inception of the Plan (and any predecessor plan) in 1996, the Board of Directors has sought only two increases in the number of shares of the Company’s Common Stock reserved for issuance under the plan, which were at the Company’s annual meeting of stockholders in 1997 and 2000. The Board of Directors believes that after stockholder approval of the 600,000 shares, the shares available for grant under the Plan will be sufficient to accomplish these purposes for several years. During the last fiscal year, the Company granted to all current executive officers as a group options to purchase 159,900 shares of the Company’s Common Stock at exercise prices ranging from $3.00 to $4.99 per share, and to all employees (excluding executive officers) as a group options to purchase 266,240 shares of the Company’s Common Stock at exercise prices ranging from $4.00 to $4.99 per share. For information regarding stock option grants to executive officers of the Company, see “Executive Compensation - Grants of Plan-Based Awards.”

The Board of Directors recommends a vote FOR the proposal to amend the Plan.

The following summary describes the features of the Plan.

Types of Incentive Awards. The Plan contains two optional forms of incentive awards that may be used at the sole discretion of the Stock Option Committee (the “Committee”). Incentive awards under the Plan may take the form of stock options or stock appreciation rights (“SARs”). The stock options may be incentive stock options (“ISOs”) intended to qualify for special tax treatment or non-qualified stock options (“NQSOs”).

The type of incentive award being granted, as well as the terms and conditions of the award, will be determined by the Committee at the time of grant.

Eligibility. All directors and officers of the Company are eligible to participate in the Plan. Also eligible to participate, if so identified by the Committee, are officers of wholly-owned subsidiaries of the Company, other key management employees of the Company or any wholly-owned subsidiary of the Company, other employees or consultants of the Company or any subsidiary or affiliate of the Company, and other persons whose participation in the Plan is deemed by the Committee to be in the best interests of the Company.

Administration of the Plan. The Committee will determine the eligible participants who will be granted incentive awards, determine the amount and type of award, determine the terms and conditions of awards, construe and interpret the Plan, and make all other determinations with respect to the Plan, to the extent permitted by applicable law.

Duration of the Plan. The Plan is a fifteen year program and will terminate on January 30, 2011, unless terminated sooner according to the terms of the Plan.

Stock Option Plan. The Committee may grant ISOs, NQSOs and tandem SARs to eligible participants, subject to the terms and conditions of the Plan.

Stock Options. ISOs allow the optionee to buy a certain number of shares of the Company’s Common Stock at an option price equal to the market price at the time the option is granted. NQSOs allow the optionee to buy a certain number of shares of the Company’s Common Stock at an option price equal to, more than, or less than the market price at the time the option is granted. An option may not be exercised until the right to do so has vested under a schedule approved by the Committee. The vesting schedule is determined by the Committee, and generally provides for vesting over a four-year period. One vesting schedule provides for 20% of the stock options granted being exercisable on the grant date and an additional 20% becoming exercisable on the anniversary of the grant date in each of the next four years. The second vesting schedule provides for 25% of the stock options granted becoming exercisable on the anniversary of the grant date in each of the next four years.

Tandem SARs. At the discretion of the Committee, options may be granted with or without tandem SARs that permit an optionee to surrender an option or a portion thereof in exchange for a cash payment equal to the difference between the current market value of the stock and the option price. A tandem SAR is subject to the same terms and conditions as the related option, except that it may be exercised only when the market value exceeds the option price. In addition, executive officers of the Company and other participants who are subject to Section 16 of the Securities Exchange Act of 1934 may exercise SARs only during certain non-blackout periods.

Payment for Shares Upon Exercise of Stock Options. At the time an option is exercised, shares of Common Stock may be purchased using (1) cash; (2) check; (3) shares of the Company’s Common Stock owned by the optionee for at least one year; or (4) any combination of the foregoing or any other method of payment that the Company may allow, to the extent permitted by applicable law.

Terms of Options and Tandem SARs. The term of each ISO and NQSO, and any related tandem SAR, is established by the Committee at the time of grant, but may be no longer than ten years for ISOs and fifteen years for NQSOs. Such terms are subject to earlier termination as described below.

Termination of Employment or Relationship with the Company. Upon termination of the optionee’s employment or relationship with the Company, any unexercised options shall be cancelled and terminated immediately, except that any unexercised options that are vested may be exercised during the balance of their term or within three months of termination, whichever is shorter. If any optionee is terminated for cause or discharged, any unexercised options shall be terminated immediately. In the event of a termination by reason of retirement, by reason of death or disability, special rules allow the optionee to exercise all vested and unvested options within certain time periods after termination.

Adjustments Upon Changes in Number or Value of Shares of Common Stock. In order to prevent enlargement or dilution of rights resulting from stock dividends, stock splits, recapitalizations, mergers, consolidations, or other events that materially increase or decrease the number or value of shares of the Company’s Common Stock, the Committee may adjust (1) the number of shares of Common Stock available for future grants of incentive awards under the Plan, (2) the number of shares represented by outstanding awards, and (3) the price of those shares.

Non-Transferability of Options. Options shall be not transferable other than by will or by the laws of descent and distribution, and, subject to the Committee’s discretion, generally may be exercised during the lifetime of the recipient only by the recipient.

Change in Control. Unless the Committee determined that a change in control (as defined in the Plan) is in the best interests of stockholders of the Company and will not adversely impact the recipients of incentive awards under the Plan, (1) any time periods relating to the exercise or realization of any incentive award shall be accelerated so that such award may be exercised in full immediately upon the change in control and (2) the Committee may offer recipients the option of having the Company purchase their awards for an amount of cash that could have been attained upon the exercise of such awards if they had been fully exercisable, unless the Committee, in its sole discretion, determined that such change in control will not adversely impact the recipient of options under the Plan and is in the best interests of the stockholders of the Company.

Amendment and Termination of the Plan and Options. The Board of Directors or the Committee may at any time suspend, terminate, modify or amend the Plan in any respect. However, neither the Board of Directors nor the Committee will make any material amendments to the Plan, except as provided by law, without first obtaining stockholder approval of any Plan amendment. Stockholder approval of the amendments shall be obtained in the manner and to the degree required by applicable laws or regulations. The Committee also has broad discretion to amend or modify the terms and conditions of any incentive award or cancel or annul any grant of an award, subject to certain restrictions.

Funding. Inasmuch as the Plan is designed to encourage financial performance and to improve the value of stockholders’ investment in the Company, the costs of the Plan will be funded by the Company.

Federal Income Tax Consequences. The following summary of federal income tax consequences does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not cover the tax consequences of the Plan (or the grant or exercise of options thereunder) under state or other local tax laws, and such tax laws may not correspond to the federal tax treatment described herein. Accordingly, individuals eligible to receive options under the Plan should consult with their personal tax advisors prior to engaging in any transactions under the Plan.

The characterization of income as either ordinary income or capital gains is still required by the Internal Revenue Code (the “IRC”), and may have important tax consequences to participants under the Plan in some situations. Therefore, the following summary continues to characterize income from various transactions as either ordinary income or capital gain.

Incentive Stock Options. In general, an option holder will not be treated as receiving taxable income upon either the grant or exercise of an ISO, and the option holder generally will receive capital gain or loss treatment, as the case may be, upon the sale of the shares acquired upon the exercise of an ISO, if certain conditions relating to employment requirements and holding period requirements under Section 422 of the IRC are satisfied. Under most circumstances, the shares of Common Stock acquired pursuant to the exercise of an ISO (a) must not be sold or otherwise disposed of for two years from the date of the grant of such option and (b) must be held for at least one year after the transfer of such stock to the option holder upon exercise of the option. Neither of such holding periods apply to the disposition of shares by the option holder’s estate or the option holder’s heirs after death.

If shares acquired upon exercise of an ISO are disposed of in violation of holding period requirements described above (a “Disqualifying Disposition”), the option holder generally will recognize ordinary income in the year of such Disqualifying Disposition in an amount equal to the difference between (a) the option exercise price and (b) the lesser of (i) the amount realized on such disposition or (ii) the fair market value of such shares as of the date of exercise of the option under which the shares were acquired. Any gain realized on a Disqualifying Disposition in excess of such ordinary income amount generally will be treated as capital gain (short-term or long-term depending on the option holder’s holding period with respect to such shares).

In the case of ISOs, the excess of the fair market value of the stock as of the exercise date over the option exercise price is included in alternative minimum taxable income in the year of exercise, and thus may be subject to the alternative minimum tax.

Non-Qualified Stock Options. In general, there are no tax consequences to the option holder upon the grant of a NQSO, but upon exercise the option holder generally will recognize ordinary income equal to the difference between the purchase price paid for the shares on exercise of the option and the fair market value of such shares as of the date of exercise. However, a special rule (the “Section 16(b) Deferral Rule”) applies in the case of option holders (generally officers, directors and 10% stockholders) who are subject to Section 16(b) of the Exchange Act (under which an “insider’s” profit on the purchase and sale or sale and purchase within less than six months of equity securities of the issuer may be recovered by the issuer). Under the Section 16(b) Deferral Rule, such ordinary income attributable to the exercise of a NQSO generally will not be recognized until the expiration of the period during which a sale of the stock could subject the option holder to suit under Section 16(b), with the amount of such ordinary income being measured by the fair market value of the stock at the expiration of such period (the “Section 16(b) Expiration Date”).

The Section 16(b) Deferral Rule can be waived by an option holder if he or she makes a timely election (generally, within 30 days following exercise) under Section 83(b) of the IRC to recognize ordinary income at the time of exercise of the NQSO.

An option holder’s tax basis in shares acquired on exercise of a NQSO generally will be equal to the exercise price paid for such shares by the option holder plus the amount of income recognized by the option holder by reason of his or her exercise of the option under the rules described above. Upon subsequent disposition of the shares received on exercise of a NQSO, the difference between the amount realized on such disposition and the option holder’s tax basis for such shares generally will be treated as a capital gain or loss, which will be short-term or long-term depending on whether the shares are held for the applicable long-term holding period following exercise of the option. However, in the case of an option holder who is subject to the Section 83(b) of the IRC, such option holder’s capital gain holding period generally will not commence until the Section 16(b) Expiration Date.

Tandem Stock Appreciation Rights. There will be no federal income tax consequences to either the optionee or the Company upon the grant of a tandem SAR or during the period that the unexercised right remains outstanding. Upon the exercise of a tandem SAR, the amount received will be taxable to the optionee as ordinary income and the Company will be entitled to a corresponding deduction.

Use of Common Stock to Pay Exercise Price. Subject to the provisions of the Plan, an option holder may be permitted to use shares of the Company’s Common Stock (previously acquired by the option holder) to pay the exercise price under an ISO or a NQSO. The option holder should consult with his or her personal tax advisor to review the tax consequences of delivering shares of the Company’s Common Stock in connection with the exercise of stock options. If an individual exercises a NQSO by delivering shares of the Company’s Common Stock, the individual will not recognize gain or loss with respect to the exchanged shares, even if their then fair market value is different from the individual’s tax basis in such shares. The individual, however, will be taxed as described above with respect to the exercise of the NQSO as if the individual had paid the exercise price in cash, and the Company generally will be entitled to an equivalent tax deduction. Provided that the individual receives a separate identifiable stock certificate therefor, the individual’s tax basis in the number of shares received on such exercise, which is equal to the number of shares surrendered on such exercise, will be equal to the individual’s tax basis in the shares surrendered and the individual’s holding period for such number of shares received will include the individual’s holding period for the shares surrendered. The individual’s tax basis and holding period for the additional shares received on exercise of a NQSO paid for, in whole or in part, with shares of the Company’s Common Stock will be the same as if the individual had exercised the NQSO solely for cash. It should be noted, however, that the use by the option holder of the Company’s Common Stock acquired through the previous exercise of an ISO to pay the exercise price under another ISO will be treated as a Disqualifying Disposition of the previously acquired Common Stock if the applicable holding period requirements have not yet been satisfied with respect to such previously acquired stock. In such circumstances, the option holder will be taxed as if such previously acquired shares had been sold in a Disqualifying Disposition for the fair market value as of the date on which they are used to pay the exercise price under such other ISO.

Company Deductions. In general, the Company will not be entitled to any deductions with respect to ISOs granted under the Plan. However, if an employee is required to recognize ordinary income upon a Disqualifying Disposition of stock acquired under the Plan, then the Company generally will be allowed a deduction to the extent of such ordinary income. In that regard, the Company may require any option holder disposing of stock in a Disqualifying Disposition to notify the Company of such disposition. In the case of NQSOs, the Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the option holder upon exercise of such option (or as of the Section 16(b) Expiration Date if the Section 16(b) Deferral Rule applies).

Withholdings and Information Reports. The Company generally is required to make applicable federal payroll withholdings with respect to ordinary income recognized by employees upon exercise or sale under the Plan. Such withholdings ordinarily will be accomplished by withholding the required amount from other cash compensation due from the Company to the employee, by having the employee pay to the Company the required withholding amount, or by such other permissible methods as the Company may deem appropriate. Whether or not such withholdings are required, the Company will make such information reports to the Internal Revenue Service as may be required with respect to any income (whether or not that of an employee) attributable to transactions involving the Plan.

PROPOSAL 3: AMENDMENT TO THE COMPANY’S
1996 DIRECTORS STOCK OPTION PLAN TO INCREASE BY 150,000
THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

At the Meeting, the stockholders will be asked to approve an amendment to the Company’s 1996 Directors Stock Option Plan (“Directors Plan”) to increase by 150,000 the number of shares of Common Stock reserved for issuance thereunder. The Directors Plan provides for a maximum of 280,000 shares of Common Stock to be issued exclusive of the 150,000 shares subject to stockholder approval at the Meeting. As of the Record Date, options to purchase an aggregate 236,600 shares were outstanding and 10,000 shares, exclusive of the 150,000 shares subject to stockholder approval at the Meeting, were available for future grant.

The purpose of the Directors Plan is to enable the Company to secure and retain the services of highly qualified persons as members of its Board of Directors by encouraging stock ownership on the part of the directors who are not employees of the Company. The Board of Directors believes that the remaining shares available for grant under the Directors Plan are insufficient to accomplish these purposes. The increase requested in the Directors Plan to be approved by the stockholders is vitally important to the future success of the Company. In the last number of years, the Company has attracted new independent directors to the Board, all of whom are standing for election. These highly competent individuals have experience in the Company’s business and the skill sets necessary for the Company’s success. Since the inception of the Directors Plan (and any predecessor plan) in 1996, the Board of Directors has sought only one increase in the number of shares of the Company’s Common Stock reserved for issuance under such plan, which was at the Company’s annual meeting of stockholders in 2004. For information regarding stock options grants to non-employee directors under the Directors Plan, see “Directors’ Compensation.”

To attract these persons to serve on the Company’s Board of Directors, the Company has offered comparatively modest compensation, consisting of an initial grant of fair market value non-qualified stock options to purchase 10,000 shares, annual additional stock option grants to purchase 3,000 shares, and cash compensation of $2,500 per Board meeting and $500 for attending informational meetings. Members of committees receive additional fees ranging from $500 to $2,000 per meeting, with the Chairman of the Audit Committee receiving $2,500 per meeting. The Company believes that this compensation package is below the compensation packages that other companies of comparable size offer to their directors.

If the Company is to attract and retain independent directors to serve on its Board, it must be able to compensate them fairly. If this proposal is not approved, the Company may be forced to increase the cash compensation paid to directors as a substitute for stock option grants. The Company does not believe that this alternative is in the best interests of the stockholders and urges its stockholders to approve the proposal to increase the number of shares reserved for issuance under the Directors Plan. The Company believes that it is imperative to approve the amendment to the Directors Plan.

Approval of the amendment requires the affirmative vote of the holders of a majority of the shares represented at the Meeting.

The Board of Directors recommends a vote FOR the proposal to amend the Directors Plan.

The following summary describes certain features of the Directors Plan:

Purpose. The purpose of the Directors Plan is to attract and retain the services of experienced and knowledgeable non-employee Directors of the Company by providing equity incentives through option grants to purchase shares of the Company’s Common Stock.

Eligibility. The Directors Plan provides for the grant of non-qualified stock options to nonemployee members of the Board of Directors of the Company or affiliates of the Company (as such terms are defined in the Directors Plan). As of April 23, 2007, there were eight persons eligible to receive awards of stock options under the Directors Plan.

Plan Administration. The Directors Plan is administered, subject to its terms, by the Stock Option Committee of Board of Directors.

Terms of Options. Each option granted under the Directors Plan must be evidenced by a written stock option agreement between the Company and the optionee. Under the Directors Plan, each nonemployee director who is elected or appointed a director receives an option to purchase 10,000 shares of the Company’s Common Stock as of the date of his or her election or appointment and receives additional options to purchase 3,000 shares of the Company’s Common Stock on the first business day of each subsequent calendar year during their tenure as a director (“Director Option”).

Options granted under the Directors Plan are subject to the following terms and conditions:

Exercise of Options. The vesting schedule for Director Options is determined by the Stock Option Committee and generally provides for vesting over a three-year period, with 33 1/3% vesting on each of the first three anniversary dates of the grant date. Options may be exercised only by giving written notice to the Company, accompanied by payment of the exercise price for the number of shares being purchased. The exercise price may be paid in cash, by check, or by delivery of fully paid shares of Common Stock of the Company.

Exercise Price. No consideration is payable to the Company upon the grant of any option. The purchase price of the stock covered by all options is equal to the market value of the Common Stock on the date the option is granted. The market value on the date of the grant is defined as the closing price of the Common Stock as reported by the Nasdaq National Market System on the trading day immediately preceding the date on which the fair market value is determined.

Expiration of Options. Under the Directors Plan, the term of the options is determined by the Stock Option Committee, with such term not to exceed fifteen years. If an optionee dies before he ceases to be a director of the Company or if he ceases to be a director because he becomes disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986 (the “Code”), all options held by the optionee to the extent that such options have not previously expired or been exercised, shall become fully exercisable and vested, and optionee, his estate or beneficiary, shall have the right to exercise his options at any time for a period of twelve months from the date of his death or the date he ceases to be a director of the Company due to disability (if otherwise within the term of the option). If an optionee retires from service as a director of the Company in accordance with the Company’s retirement policies, such option shall continue to vest during the lifetime of the optionee in accordance with the Directors Plan and may be exercised at any time during the remaining term of the option. If an optionee that has retired dies subsequent to his retirement during the term of an option, such options shall continue to vest in accordance with the Directors Plan and may be exercised within twelve months of such optionee’s death if otherwise within the option period but not thereafter. In the event an optionee ceases to be a director of the Company and certain provisions of the Directors Plan do not apply, the option may be exercised to the extent the option could be exercised immediately prior to such cessation, at any time within nine months after the date of such cessation. In no event will an option be exercisable after the expiration date of the option.

Non-transferability. The rights of an optionee under the Directors Plan are not assignable by such optionee, by operation of law or otherwise, except by will or the applicable laws of descent and distribution. Options granted under the Directors Plan are exercisable during the optionee’s lifetime only by the optionee.

Amendment and Termination. The Board of Directors may at any time terminate or amend the Directors Plan. Rights and obligations under any award granted before amendment shall not be materially changed or adversely affected by such amendment except with the consent of the optionee. Amendments to the Directors Plan to increase the number of shares available for issuance or change the class of persons eligible to receive options; modify the requirements as to the eligibility for participation in the Directors Plan; extend the term of the Directors Plan or the maximum term of the options granted; alter any outstanding option agreement to the detriment of the optionee without his consent; or decrease, directly or indirectly, the option price applicable to any option granted under the Directors Plan are subject to the approval of the Company’s stockholders. Further, the provisions of the Directors Plan relating to grants and the terms and conditions of the option price under the Directors Plan shall not be amended more than once every six months, other than to comport with changes in the Code. The Directors Plan is a twenty-year plan, expiring on the earlier of (i) January 1, 2016 or (ii) the date as of which there are not sufficient Director Options available under the Plan to allow for the grant to each director.

Accelerated Vesting. If the Company shall at any time participate in a reorganization to which Section 368 of the Code applies and the Company is not the surviving entity or the Company is the surviving entity and the stockholders of Common Stock are required to exchange their shares for property and/or securities, the Company shall give each optionee written notice of such fact on or before fifteen (15) days before such reorganization, and each option shall be exercisable in full after receipt of such notice and prior to such reorganization; however, options not exercised prior to such reorganization shall expire on the occurrence of such reorganization. A sale of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a reorganization for the foregoing purposes.

Dissolution of Company. In the event of the proposed dissolution or liquidation of the Company, the outstanding options granted shall terminate as of the date to be fixed by the Stock Option Committee, provided that not less than thirty (30) days’ prior written notice of the date so fixed shall be given to the optionee, and the optionee shall have the right, during the period of thirty (30) days preceding such termination, to exercise his options.

Adjustments Upon Changes in Capitalization. The aggregate number of shares of Common Stock for which options may be granted to persons participating under the Plan, the number of shares covered by each outstanding option, and the exercise price per share for each such option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from the subdivision or consolidation of shares after the date of grant, the payment of a stock dividend after the date of grant, or other decrease or increase in the shares of outstanding common stock effected after the date of grant without receipt of consideration by the Company.

Federal Income Tax Consequences. The following summary of federal income tax consequences does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not cover the tax consequences of the Directors Plan (or the grant or exercise of options thereunder) under state or other local tax laws, and such tax laws may not correspond to the federal tax treatment described herein. Accordingly, individuals eligible to receive options under the Directors Plan should consult with their personal tax advisors prior to engaging in any transactions under the Directors Plan.

The characterization of income as either ordinary income or capital gain is still required by the Code, and may have important tax consequences to participants under the Plan in some situations. Therefore, the following summary continues to characterize income from various transactions as either ordinary income or capital gain.

Non-Qualified Stock Options (“NQSO”). In general, there are no tax consequences to the option holder upon the grant of a NQSO, but upon exercise of the option holder generally will recognize ordinary income equal to the difference between the purchase price paid for the shares on exercise of the option and the fair market value of such shares as of the date of exercise. However, a special rule (the “Section 16(b) Deferral Rule”) applies in the case of option holders (generally officers, directors and 10% stockholders) who are subject to Section 16(b) of the Exchange Act (under which an “insider’s” profit on the purchase and sale or sale and purchase within less than six months of equity securities of the issuer may be recovered by the issuer). Under the Section 16(b) Deferral Rule, such ordinary income attributable to the exercise of a NQSO generally will not be recognized until the expiration of the period during which a sale of the stock could subject the option holder to suit under Section 16(b), with the amount of such ordinary income being measured by the fair market value of the stock of the expiration of such period (the “Section 16(b) Expiration Date”).

The Section 16(b) Deferral Rule can be waived by an option holder if he or she makes a timely election (generally, within 30 days following exercise) under Section 83(b) of the IRC to recognize ordinary income at the time of exercise of the NQSO.

An option holder’s tax basis in shares acquired on exercise of a NQSO generally will be equal to the exercise price paid for such shares by the option holder plus the amount of income recognized by the option holder by reason of his or her exercise of the option under the rules described above. Upon subsequent disposition of the shares received on exercise of a NQSO, the difference between the amount realized on such disposition and the option holder’s tax basis for such shares generally will be treated as a capital gain or loss, which will be short term or long-term depending on whether the shares are held for the application long-term holding period following exercise of the option. However, in the case of an option holder who is subject to the Section 16(b) Deferral Rule described above and who does not waive such rule by filing an election under Section 83(b) of the Code, such option holder’s capital gain holding period generally will not commence until the Section 16(b) Expiration Date.

Use of Common Stock to Pay Exercise Price. Subject to the provisions of the Directors Plan, an option holder may be permitted to use shares of the Company’s Common Stock (previously acquired by the option holder) to pay the exercise price under an NQSO. The option holder should consult with his or her personal tax advisor to review the tax consequences of delivering shares of the Company’s Common Stock in connection with the exercise of stock options. If an individual exercises a NQSO by delivering shares of the Company’s Common Stock, the individual will not recognize gain or loss with respect to the exchanged shares, even if their then fair market value is different from the individual’s tax basis in such shares. The individual, however, will be taxed as described above with respect to the exercise of the NQSO as if the individual had paid the exercise price in cash, and the Company generally will be entitled to an equivalent tax deduction. Provided that the individual receives a separate identifiable stock certificate therefor, the individual’s tax basis in the number of shares received on such exercise, which is equal to the number of shares surrendered on such exercise, will be equal to the individual’s tax basis in the shares surrendered and the individual’s holding period for such number of shares received will include the individual’s holding period for the share surrendered. The individual’s tax basis and holding period for the additional shares received on exercise of a NQSO paid for, in whole or in part, with shares of the Company’s Common Stock will be the same as if the individual had exercised the NQSO solely for cash.

Company Deductions. In general, the Company will be entitled to a deduction with respect to NQSO’s granted under the Directors Plan in an amount equal to the ordinary income recognized by the option holder upon exercise of such option (or as of the Section 16(b) Expiration Date if the Section 16(b) Deferral Rule applies).

Withholdings and Information Reports. The Company generally is required to make applicable federal payroll withholdings with respect to ordinary income recognized by optionees upon exercise under the Directors Plan. Such withholdings ordinarily will be accomplished by withholding the required amount from other cash compensation due from the Company to the optionee, by having the optionees pay to the Company the required withholding amount, or by such other permissible methods as the Company may deem appropriate. Whether or not such withholdings are required, the Company will make such information reports to the Internal Revenue Service as may be required with respect to any income (whether or not that of an optionee) attributable to transactions involving the Directors Plan.

PROPOSAL 4: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company is asking the stockholders to ratify the appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2007.

In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company’s and its stockholders’ best interests.

KPMG LLP has audited the Company’s financial statements annually since 1987. Its representatives will be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

During the years ended December 31, 2006 and 2005, the Company incurred approximately $379,000 and $379,000, respectively, for audit services provided by KPMG LLP. These fees included the full scope audit of the Company’s financial statements included in its annual report on Form 10-K and reviews of the Company’s financial statements included in its quarterly reports on Forms 10-Q.

Audit-Related Fees

During the year ended December 31, 2005, the Company incurred $3,500 for audit-related services provided by KPMG LLP. These fees included the audit or review of the Company’s financial statements in connection with its filings of Form S-3 and Form S-8. No such audit-related fees were incurred by the Company during the year ended December 31, 2006.

Tax Fees

During the year ended December 31, 2006, the Company incurred approximately $35,000 for tax services provided by KPMG LLP. The Company did not incur any fees for tax services provided by KPMG LLP for the year ended December 31, 2005.

All Other Fees

There were no fees billed by KPMG LLP during the years ended December 31, 2006 and 2005, for any other services.

The Audit Committee approved all of the services described in the sections Audit Related Fees, Tax Fees, and Other Fees, and it has determined that the non-audit services rendered by its Independent Registered Public Accounting Firm during its most recent fiscal year are compatible with maintaining their independence.

Pre-Approval Policies

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Independent Registered Public Accounting Firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific budget. The Audit Committee requires the Independent Registered Public Accounting Firm and management to report on the actual fees charged for each category of service at Audit Committee meetings throughout the year.

During the year, circumstances may arise when it may become necessary to engage the Independent Registered Public Accounting Firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the Independent Registered Public Accounting Firm. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chairman of the Audit Committee must report on such pre-approvals at the next scheduled Audit Committee meeting.

All fiscal year 2006 audit and non-audit services provided by the Independent Registered Public Accounting Firm were pre-approved.

The Board of Directors recommends a vote FOR the ratification of the selection of KPMG LLP to serve as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2007.

OTHER BUSINESS

The Board does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the Meeting other than as set forth above. If any other matter should be presented properly, it is the intention of the persons named as proxies to vote on such matters in accordance with their judgment.

Voting Procedures

Directors of the Company must be elected by a plurality of the vote of the shares of Common Stock present in person or represented by proxy at the Meeting. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

With respect to any other matter that may be submitted to the stockholders for a vote, the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Meeting for a particular matter is required to become effective. With respect to abstentions, the shares are considered present at the Meeting for the particular matter, but since they are not affirmative votes for the particular matter, they will have the same effect as votes against the matter. With respect to broker non-votes, the shares are not considered present at the Meeting for the particular matter as to which the broker withheld authority.

No Incorporation by Reference

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC regulations, the “Audit Committee Report” and the “Compensation Committee Report” specifically are not incorporated by reference into any other filings with the SEC.

This proxy statement is sent to you as part of the proxy materials for the 2007 Annual Meeting of Stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of our Common Stock.

2008 PROPOSALS FOR ANNUAL MEETING

Deadline for Receipt of Stockholder Proposals

Under the rules of the SEC, proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2008 annual meeting and that stockholders desire to have included in the Company's proxy materials relating to such meeting must be received by the Company no later than December 19, 2007, which is not less than 120 calendar days prior to the anniversary of this year's mail date, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting. The proposal should be sent to Kenneth G. Torosian, Secretary, at the address of the Company set forth on the first page of this proxy statement. If a stockholder wishes to present a proposal at the Company's annual meeting in the year 2008 and the proposal is not intended to be included in the Company's proxy statement relating to that meeting, the stockholder must give advance notice to the Company prior to the deadline for such meeting determined in accordance with the Company's Bylaws. The Bylaws require that any stockholder who would like to nominate an individual for election as a Director or who wishes to introduce a proposal or other business at the Company’s 2008 Annual Meeting of Stockholders must give the Company advance written notice thereof not less than 90 days nor more than 120 days prior to the anniversary date of the date the Company first mailed its proxy material for the 2007 Annual Meeting or December 31, 2007 to January 31, 2008. Stockholders may request a copy of the Bylaws from Kenneth G. Torosian, Secretary, at the address of the Company set forth on the first page of this Proxy Statement.

Annual Report

The Company's Annual Report containing audited consolidated financial statements for the fiscal year ended December 31, 2006, accompanies this Proxy Statement. THE COMPANY WILL SEND TO A STOCKHOLDER, UPON REQUEST WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) INCLUDING THE FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2006, INCLUDING THE NOTES TO THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”). THE EXHIBITS CAN ALSO BE OBTAINED FROM THE COMPANY UPON THE PAYMENT OF A REASONABLE FEE TO COVER THE REASONABLE COST OF REPRODUCING AND DISTRIBUTING SUCH EXHIBITS. THE REQUEST MUST BE DIRECTED TO THE ATTENTION OF KENNETH G. TOROSIAN, SECRETARY, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT. YOU CAN ALSO ACCESS OUR SEC FILINGS, INCLUDING OUR ANNUAL REPORT ON FORM 10-K, ON OUR WEBSITE AT WWW.MEDIALINK.COM AND ON THE SEC WEBSITE AT WWW.SEC.GOV.

By Order of the Board of Directors
MEDIALINK WORLDWIDE INCORPORATED

Kenneth G. Torosian
Secretary
Dated: April 30, 2007

MEDIALINK WORLDWIDE INCORPORATED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
MEDIALINK WORLDWIDE INCORPORATED
IN CONNECTION WITH ITS 2007 ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 7, 2007

The undersigned stockholder of Medialink Worldwide Incorporated (the "Company") hereby appoints Laurence Moskowitz and Kenneth G. Torosian or either of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned may be entitled to vote at the 2007 annual meeting of stockholders of the Company to be held on June 7, 2007, and at any adjournment or postponement of such meeting with all powers which the undersigned would possess if personally present, for the following purposes:

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED

(Continued on the reverse side)

/\ FOLD AND DETACH HERE /\

MEDIALINK WORLDWIDE INCORPORATED

Annual Meeting
of
Stockholders

Thursday-June 7, 2007
9:30 A.M.
Medialink Worldwide Incorporated
708 Third Avenue
New York, New York 10017

MEDIALINK WORLDWIDE INCORPORATED RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES AND PROPOSALS LISTED BELOW

Please mark your votes as ☒ indicated in this example

1. ELECTION OF NOMINEES-To elect each of 01 Bruce E. Bishop, 02 John M. Greening and 03 Catherine Lugbauer as a director of the Company to serve three-year terms until the Company's 2010 Annual Meeting of Stockholders and 04 Theodore Wm. Tashlik as a director of the Company to serve a two-year term until the Company’s 2009 Annual Meeting of Stockholders.

FOR all nominees listed	WITHHOLD AUTHORITY to
above (except as marked	vote for all nominees
to the contrary)	listed above
☐	☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

2. To amend the Company’s Amended and Restated Stock Option Plan to increase by 600,000 the number of shares of Common Stock reserved for issuance thereunder.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. To amend the Company’s 1996 Directors Stock Option Plan to increase by 150,000 the number of shares of Common Stock reserved for issuance thereunder.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2007.

FOR	AGAINST	ABSTAIN
☐	☐	☐

5. In their discretion upon such other matters as may properly come before the Meeting.

This Proxy will be voted as directed or, if no direction is given, will be voted FOR the election of the nominees and the approval of the proposals described above.

Dated: ____________________________________________________________________, 2007

(Signature)

(Signature)

(Title or Capacity)

(Please sign your name or names exactly as it appears on your stock certificate(s). When signing as attorney, executor, administrator, trustee, guardian or corporate executor, please give your full title as such. For joint accounts, all co-owners should sign.)

/\ FOLD AND DETACH HERE /\

APPENDIX A

MEDIALINK WORLDWIDE INCORPORATED

NOMINATING COMMITTEE CHARTER

Membership

The Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of Medialink Worldwide Incorporated (the “Company”) shall consist of at least two directors, all of whom the Board shall determine are “independent” in accordance with rules promulgated by the National Association of Securities Dealers’ listing standards. Based on the recommendation of the Committee, the Board annually shall elect the members following the Annual Meeting of Stockholders. The members of the Committee may be removed by the Board.

Purpose, Authority and Responsibilities

The purpose of the Committee shall be to identify individuals qualified to become Board members consistent with the criteria approved by the Board and to recommend a slate of nominees for election at each annual meeting of stockholders; and to make recommendations to the Board concerning the appropriate size, function, needs and composition of the Board and its Committees.

In furtherance of this purpose, the Committee shall have the following authority and responsibilities:

•
to review the qualifications of candidates for director identified by the Committee or suggested by Board members, stockholders, management and others in accordance with criteria recommended by the Committee and approved by the Board;

•	to consider the performance of incumbent directors and other relevant factors in determining whether to nominate them for re-election;

•	to recommend to the Board a slate of nominees for election or re-election to the Board at each annual meeting of stockholders;

•	to recommend to the Board candidates to be elected to the Board as necessary to fill vacancies and newly created directorships;

•	to make recommendations to the Board as to determinations of director independence;

•	to recommend to the Board retirement policies for directors;

•	to make recommendations to the Board concerning the function, composition and structure of the Board and its committees;

•	to recommend to the Board directors to serve as members of and to chair each committee of the Board;

•	to evaluate the Committee’s performance at least annually and report to the Board on such evaluation;

•	to review the compensation of directors for service on the Board and its committees and recommend changes in compensation to the Board;

•	to periodically review and assess the adequacy of this charter and recommend any proposed changes to the Board for approval; and

•	to perform such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board or the Committee shall deem appropriate.

Procedures

The Committee shall meet as often as it deems is appropriate to carry out its responsibilities. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee, in consultation with the other Committee members, shall set meeting agendas. The Committee shall report its actions and recommendations to the Board.

The Committee shall have the sole authority to retain and terminate any search firm assisting the Committee in identifying director candidates, and any other advisors to the Committee as the Committee may deem appropriate, including sole authority to approve the fees and terms of any search firm or other advisors that it retains.

The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate.

APPENDIX B

MEDIALINK WORLDWIDE INCORPORATED

AUDIT COMMITTEE CHARTER

Role and Independence

The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Corporation and other such duties as directed by the Board. The membership of the Committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the NASDAQ. The Committee is expected to maintain free and open communication, including private executive sessions at least annually, with the Corporation’s independent accountants and the management of the Corporation. In discharging this oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

The Board of Directors shall appoint one member of the Audit Committee as Chairperson. He or she shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making Committee assignments and reporting to the Board of Directors. The Chairperson will also maintain regular liaison with the Corporation’s Chief Executive Officer, Chief Financial Officer and the lead independent audit partner of the Corporation’s independent accountants.

Responsibilities

The Audit Committee’s primary responsibilities include:

• Recommending to the Board the independent accountant to be selected or retained to audit the financial statements of the Corporation. In so doing, the Committee will request from the auditor a written affirmation that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor’s independence, and recommend to the Board any actions necessary to oversee the auditor’s independence.

• Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the Committee and the Board to report on any and all appropriate matters.

• Providing guidance and oversight to the Corporation, including reviewing the organization, plans and results of such activity.

• Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include consideration of the quality of the Corporation’s accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments, whether or not recorded, and such other inquiries as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Corporation’s report on Form 10-K.

• Reviewing with management and the independent auditor quarterly financial information prior to the Corporation’s filing of Form 10-Q. This review may be performed by the Committee or its Chairperson.

• Discussing with management and the external auditors the quality and adequacy of the Corporation’s internal controls.

• Discussing with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance areas as may be appropriate.

• Reviewing with management and the independent auditor the fees and expenses to be paid to the independent auditor.

• Reporting Audit Committee activities to the full Board and issuing annually a report to be included in the proxy statement, including appropriate oversight conclusions, for submission to the shareholders.

• Pre-approving, or adopting appropriate procedures to pre-approve all audit and non-audit services to be provided to the Corporation by the independent auditors.

• Establishing procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal auditing controls or auditing matters, and for the confidential, anonymous submission by Corporation employees of concerns regarding questionable accounting or auditing matters.

Revisions to Charter

This Charter shall be reviewed, updated and approved annually by the Board of Directors.